Exhibit 99.2

Data Storage Corporation Announces Closing
of Upsized $10.8 Million Public Offering

MELVILLE, N.Y., May 18, 2021 (GLOBE NEWSWIRE) -- Data Storage Corporation (NASDAQ: DTST, DTSTW) (“DSC” and the “Company”), a provider of diverse business continuity, disaster recovery protection, and cloud infrastructure solutions and services, today announced the closing of its previously announced underwritten public offering of 1,600,000 units at a price to the public of $6.75 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.425. The common stock and warrants were immediately separable and were issued separately. The common stock and warrants began trading on the Nasdaq Capital Market, on May 14, 2021, under the symbols “DTST” and “DTSTW,” respectively. DSC received gross proceeds of approximately $10.8 million, before deducting underwriting discounts and commissions and other estimated offering expenses. All share numbers and pricing information in this press release reflect the Company’s previously announced 1-for-40 reverse stock split of its issued and outstanding common stock, which was effective at 12:01 a.m., Eastern Time, on May 14, 2021.

In connection with the offering, the underwriter, Maxim Group LLC, partially exercised its overallotment option and purchased an additional 240,000 warrants at $0.01 per warrant for additional gross proceeds of $2,400.

The Company expects to use the net proceeds of the offering to fund sales force expansion, marketing and business development, the cash portion of the merger consideration payable in connection with its pending acquisition of Flagship Solutions, LLC (‘Flagship”), potential acquisitions, accrued and unpaid dividends on the Company’s outstanding Series A preferred stock and working capital.

Maxim Group LLC acted as sole book-running manager for the offering.

The offering was conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-253056), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”), as further amended by the Company’s registration statement on Form S-1 MEF (File No. 333-256111) filed with the SEC and effective as of the date of filing. A final prospectus relating to the offering was filed with the SEC on May 17, 2021 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Data Storage Corporation

The Company delivers and supports a broad range of premium technology solutions focusing on IaaS, data storage protection and IT management. Clients look to DSC to ensure disaster recovery, business continuity, enhance security, and to meet increasing industry, state and federal regulations. The Company markets to businesses, government, education and the healthcare industry by leveraging leading technologies. Through its business units, the Company provides IaaS, SaaS, DRaaS, VoIP, IBM Power systems and storage hardware with managed IT services. For more information, please visit http://www.DataStorageCorp.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the intended use of proceeds and the pending acquisition of Flagship. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those risk factors set forth in the Company’s Registration Statement on Form S-1 (File No. 333-253056), as amended, and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com